CONSENT OF VEDDER PRICE P.C., COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 610 to the Registration Statement of Northern Lights Fund Trust II on Form N-1A under the Securities Act of 1933, as amended.

VEDDER PRICE P.C.

/s/ Vedder Price P.C.

Washington, DC

February 12, 2026